Exhibit 99.1

1-213-683-6113

scottcarlton@paulhastings.com

June 12, 2026

VIA E-MAIL

Forward Industries, Inc.

111 Congress Avenue, Suite 500

Austin, Texas 78701

Attn: Michael Pruitt, Interim Chief Executive Officer

Attn: Georgia Quinn, General Counsel

Viktor Fischer

RockawayX

Generála Píky 430/26

160 00 Prague

Czech Republic

viktor.fischer@rockawayx.com

Re:	Undisclosed Section 13(d) Group Activity Relating to Brera Holdings PLC / Solmate Infrastructure Public Ltd.

Dear Mr. Pruitt, Ms. Quinn and Mr. Fischer:

We write on behalf of Brera Holdings PLC / Solmate Infrastructure Public Ltd. (“SLMT” or the “Company”) regarding Forward Industries, Inc.’s June 1, 2026 unsolicited acquisition proposal and the ongoing campaign by Viktor Fischer, RockawayX, RBCH Ltd. and their affiliates to influence or obtain control of the Company.

The facts strongly indicate that Forward, Mr. Fischer, RockawayX, RBCH Ltd., Jakub Havrlant, Rockaway Blockchain Fund I, L.P. and/or their respective affiliates have been acting together with respect to SLMT and its securities. If so, they have formed an undisclosed “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 and Rule 13d-5. Their failure to disclose that group, its members, its aggregate beneficial ownership, its agreements and understandings, and its plans for the Company would constitute serious violations of the federal securities laws.

The sequence of events is telling. On May 26, 2026, RBCH and its affiliates delivered a requisition notice seeking to remove and replace the entire SLMT Board. That campaign followed Mr. Fischer’s resignation from the Board and the Board’s decision not to proceed with a proposed transaction involving RockawayX. Less than a week later, Forward submitted an unsolicited all-stock proposal to acquire the entire Company. Forward’s proposal sought accelerated diligence and execution, along with demanding confidentiality.

But Forward and RockawayX are not strangers. On May 5, 2026, Forward publicly announced that it had made a strategic investment in OnRe alongside RockawayX and that the two firms co-led OnRe’s $5 million Series A financing. We also understand that, during due diligence involving SLMT, RockawayX presented OnRe as a company that had been incubated by RockawayX, forming OnRe under RockawayX umbrella, and later spinning it off as an independent entity. These relationships, including the public co-investment, together with Forward’s June 1 proposal and RBCH/RockawayX’s contemporaneous board-control campaign, raises obvious questions as to whether Forward, RockawayX, Viktor Fischer, RBCH and their affiliates have coordinated with respect to SLMT, its securities, its Board, or a potential change-of-control transaction.

1

Michael Pruitt

Georgia Quinn

Viktor Fischer

June 12, 2026

Section 13(d) exists so that shareholders and the market can know who is seeking to influence or control a public company. A group may be formed when two or more persons agree to act together for the purpose of acquiring, holding, voting or disposing of issuer securities. The agreement need not be written. It may be established through communications, understandings, parallel conduct, coordinated timing, shared objectives, or other facts showing that the parties are acting together.

Here, the available facts point to coordinated action. RBCH and its affiliates launched a board-removal campaign. Mr. Fischer and RockawayX have a direct history with the Company and the transaction the Board declined to pursue. In connection with this transaction SLMT has filed a lawsuit against RockawayX and Mr. Fischer, which includes claims for fraud, intentional interference with prospective economic relationships, and unjust enrichment, and seeks damages, fees, costs, and interest. Enclosed is a copy of the operative Complaint.

RockawayX also appears to have had a direct connection to assets and entities reviewed in SLMT’s diligence process, including a potential acquisition interest in OnRe. Forward then delivered a proposal that appears tailored to advance the same objectives and protect the same participants. Yet the public filings do not disclose any group involving Forward, Mr. Fischer, RockawayX, RBCH, Mr. Havrlant, Rockaway Blockchain Fund I, L.P. or their affiliates.

That is unacceptable. SLMT shareholders are entitled to know whether Forward’s proposal is independent or part of a coordinated effort with Mr. Fischer, RockawayX and RBCH to acquire, influence or control the Company.

Accordingly, the Company demands that Forward, Mr. Fischer, RockawayX, RBCH, Mr. Havrlant, Rockaway Blockchain Fund I, L.P. and all affiliated reporting persons immediately:

1.	disclose whether they have entered into any agreement, arrangement, understanding or coordinated course of conduct concerning SLMT, its securities, its Board, any shareholder vote, the requisition notice, Forward’s June 1 proposal, or any proposed acquisition or other extraordinary transaction involving SLMT;

2.	file or amend, as applicable, all required Schedule 13D disclosures to identify every group member, the group’s aggregate beneficial ownership, all plans and proposals regarding SLMT, and all agreements, arrangements, understandings and relationships among the group members;

3.	identify all communications between or among Forward, Mr. Fischer, RockawayX, RBCH, Mr. Havrlant, Rockaway Blockchain Fund I, L.P., and their respective affiliates, representatives, investors, financing sources, legal advisers, financial advisers and other agents concerning SLMT, including communications concerning any entity presented during SLMT diligence as a RockawayX subsidiary or affiliate, any potential RockawayX acquisition of an interest in such entity, Forward’s June 1 proposal, RBCH’s requisition notice, the composition of the SLMT Board, any shareholder vote, or any potential transaction involving SLMT;

Michael Pruitt

Georgia Quinn

Viktor Fischer

June 12, 2026

4.	cease any further acquisition, disposition, voting, solicitation, public statement, private outreach to shareholders, or other activity concerning SLMT securities unless and until all required Section 13(d) disclosures have been made; and

5.	preserve all documents and communications relating to SLMT, Forward’s June 1 proposal, RBCH’s requisition notice, Mr. Fischer, RockawayX, RBCH, Mr. Havrlant, Rockaway Blockchain Fund I, L.P., and any actual or potential transaction, proxy contest, consent solicitation, acquisition proposal, shareholder outreach or control-related activity involving SLMT.

This preservation demand includes emails, text messages, Signal messages, WhatsApp messages, Telegram messages, Slack messages, board materials, investor materials, financing materials, drafts, term sheets, nondisclosure agreements, call notes, calendars, trading records, legal analyses, banker communications, public-relations materials and communications with shareholders or potential financing sources. You must suspend any auto-delete, retention, or document-destruction policies that could affect relevant materials.

Please provide written confirmation by June 15, 2026 that you have complied with these demands. Your response should state whether any Section 13(d) group exists or has existed, whether any corrective Schedule 13D filing will be made, and the factual basis for any contention that Forward has not acted together with Mr. Fischer, RockawayX, RBCH, Mr. Havrlant, Rockaway Blockchain Fund I, L.P. or their affiliates.

The Company reserves all rights and remedies, including the right to seek injunctive relief, corrective disclosure, voting restrictions, restrictions on further acquisitions, damages, fees and costs, and to refer this matter to the Securities and Exchange Commission, Nasdaq, the Irish Takeover Panel and any other applicable regulatory or enforcement authority. Nothing in this letter waives any rights, claims, defenses, privileges or remedies, all of which are expressly reserved.

Sincerely,

D. Scott Carlton

of PAUL HASTINGS LLP

Enclosures

Operative Complaint

IN THE SUPERIOR COURT OF THE STATE OF DELAWARE BRERA HOLDINGS PLC (d/b/a SOLMATE INFRASTRUCTURE), Plaintiff, v. ROCKAWAYX A.S., ROCKAWAYX HOLDING A.S., and VIKTOR FISCHER, Defendants. ) ) ) ) ) C.A. No.: [CCLD] ) ) PUBLIC VERSION FILED ) ON JUNE 4, 2026 ) ) ) ) COMPLAINT This action arises from RockawayX a . s . (“RockawayX”), RockawayX Holding a . s . (“RockawayX Holding”), and Viktor Fischer’s (collectively, “Defendants”) false and misleading financial representations, which induced plaintiff Brera Holdings PLC (“Brera”) to execute and publicly announce a proposed acquisition of RockawayX that Defendants’ own financial materials could not substantiate . The allegations in this Complaint are made upon Brera’s knowledge as to itself and, as to all other matters, upon information and belief, including Brera’s and undersigned counsel’s review of available information . Brera alleges as follows . NATURE OF THE ACTION 1. This case concerns a failed acquisition transaction between Brera, RockawayX Holding, and RockawayX, which was premised on financial representations that Defendants could not substantiate.

2. In connection with the acquisition, Defendants marketed RockawayX as a rapidly growing, highly profitable digital - assets business purportedly generating approximately . Based on those representations, Defendants induced Brera to pursue and publicly announce a transaction valued at approximately involving substantial equity issuance, shareholder dilution, governance changes, and executive integration . 3. Diligence later revealed that the financial profile Defendants used to market the transaction depended heavily on speculative future revenue streams, unrealized investment valuations, contingent carry economics, aggressive assumptions concerning undeveloped or early - stage business lines, future ungrounded M&As, and management - defined adjustments that materially overstated RockawayX’s actual recurring operating profitability . 4. Defendants, for example, presented valuation and profitability materials to third parties that repeatedly characterized the underlying figures as while simultaneously presenting those same figures to Brera as support for a acquisition valuation. 5. Had Defendants accurately disclosed the true nature of RockawayX’s profitability profile, Brera would not have pursued the proposed transaction as it did. 2

3 As a direct result of Defendants’ conduct, Brera suffered substantial damages, including transaction expenses, diligence costs, financing disruption, reputational harm, market harm, and shareholder - related damages . PARTIES AND JURISDICTION 6. Plaintiff Brera Holdings PLC (d/b/a Solmate Infrastructure) is a public holding company incorporated in the Republic of Ireland with its principal place of business in Dublin, Ireland . 7. Defendant RockawayX a . s . is, upon information and belief, a business entity organized under the laws of the Czech Republic with its principal place of business in Prague, Czech Republic . 8. Defendant RockawayX Holding a . s . is, upon information and belief, a business entity organized under the laws of the Czech Republic with its principal place of business in Prague, Czech Republic . RockawayX Holding was the proposed seller in the contemplated transaction and the owner of 100 % of the equity interests in RockawayX . 9. Defendant Viktor Fischer is, upon information and belief, an individual who resides in Dubai, United Arab Emirates (“UAE”) . Fischer, upon information and belief, was a principal of RockawayX and was expected, under the proposed transaction, to assume a senior executive leadership role at Brera following closing . Fischer also maintained a position as a member of Brera’s Board of Directors from

September 2 , 2025 to April 2 , 2026 . For the avoidance of doubt, this action is not asserted against Fischer in his capacity as a director . 10. Brera is informed and believes, and on that basis alleges, that each Defendant acted as an agent, affiliate, representative, co - conspirator, or aider and abettor of the remaining Defendants and acted within the course and scope of such agency and authority . 11. Jurisdiction and venue are proper in this Court because this action arises from a transaction governed by Delaware law, and concerns Defendants’ Delaware - and U . S . - directed conduct in connection with a proposed public - company transaction involving a Nasdaq - listed issuer . 12. Defendants purposefully directed activities toward Delaware and the United States in connection with a proposed public - company transaction involving a Nasdaq - listed issuer . FACTUAL ALLEGATIONS I. The Proposed Transaction. 13 . On or around October 16 , 2025 and October 23 , 2025 , Viktor Fischer and Jackub Havrlant, both owners of RockawayX, and Radek Horák, the Chief Financial and Operating Officer of RockawayX, met with representatives of Brera to discuss Brera’s potential acquisition of RockawayX . Mr . Havrlant is also the founder and CEO of Rockaway Capital. 4

14. On or about December 2, 2025, the parties executed a term sheet contemplating Brera’s acquisition of RockawayX in a transaction valued at approximately 16. The proposed transaction contemplated the issuance of up to 87 , 155 , 917 Brera shares and related earn - out and downside protection rights . 17. The proposed transaction also contemplated substantial governance and operational integration, including board representation rights for Rockaway - affiliated designees and the appointment of Fischer as Executive Chairman of Brera . 18. Under the proposed transaction structure, RockawayX and its affiliates stood to receive substantial equity consideration, board influence, registration rights, downside protection, and future earn - out benefits tied to Brera’s public stock price performance . 19. In connection with the proposed transaction, Defendants presented Brera financial presentations, management materials, projections, EBITDA analyses, investor materials, accounting information, and other diligence materials intended to demonstrate RockawayX’s profitability and growth profile. 5

20. Based on those representations, on December 4, 2025, Brera announced the execution of this non - binding term sheet publicly in a press release and corresponding Form 6 - K filed with the Securities and Exchange Commission (“SEC”). II. Defendants’ Financial Misrepresentations and EBITDA Inconsistencies. 21. Defendants represented to Brera that RockawayX was a rapidly scaling and highly profitable digital - assets platform capable of supporting a transaction valuation of approximately 22. . 23. , Defendants represented that RockawayX was projected to generate 6

. 24. Defendants presented these figures as evidence of RockawayX’s strong operational profitability, scalability, and future earnings power. 25. Diligence later revealed, however, that Defendants’ projected profitability depended heavily on speculative assumptions, unrealized valuation methodologies, contingent economics, anticipated future revenues from business lines that were still developing or had not yet demonstrated meaningful operating performance, and ungrounded and speculative ideas regarding future M&As. 26. For example, in the same , Defendants projected that RockawayX’s business would generate . 27. Defendants, in the same , further projected that the broader segment would generate , despite the same segment having generated approximately 7

. Defendants’ projected growth depended heavily on assumptions concerning future operations, protocol incentives, on - chain market - making activity, and anticipated increases in assets under management that had not yet been realized. 28. Defendants’ further acknowledged that the . 29. Defendants likewise projected in the same that RockawayX 30. The , further revealed substantial dependence on carried - interest economics, unrealized portfolio appreciation, and management - generated valuation estimates. 8

31. For example, in , Defendants represented that RockawayX’s . 32. Similarly, in Defendants repeatedly stated that . 33. Defendants nevertheless used these materials and valuation narratives to support the transaction valuation presented to Brera . 34. The diligence process further demonstrated that Defendants’ EBITDA calculations incorporated management - defined “adjustments,” projected carry economics, future protocol incentives, anticipated and unrealized or non - operational components that materially overstated RockawayX’s actual recurring operational profitability . 35. As diligence progressed and Brera obtained additional financial information, Brera and its advisors were required to perform substantial independent analyses to evaluate the extent to which Defendants’ projected profitability 9 depended on unrealized gains, contingent carry economics, speculative future revenue assumptions, and non - recurring adjustments. Those diligence efforts revealed material discrepancies between the recurring operational profitability originally presented and RockawayX’s actual and projected operating performance. 36. The discrepancies became even more pronounced as additional internal financial materials were produced during diligence . For example, although Defendants had previously represented in the that RockawayX was projected to generate approximately , a later reflected only approximately later reflected even weaker results, including approximately 37 . Despite the emergence of those discrepancies, Defendants continued assuring Brera that RockawayX’s projected profitability, growth trajectory, and EBITDA profile supported the proposed transaction valuation and continued presenting the projected and fund - related performance metrics as reliable indicators of RockawayX’s near - term operating performance and future earnings power . 10

38. After Defendants’ financial premise proved unsupportable, the transaction collapsed and, on February 9 , 2026 , Brera announced the failed transaction publicly in a press release and a corresponding Form 6 - K filed with the SEC . 39. Brera does not allege merely that Defendants’ projections failed to materialize . Rather, Defendants’ statements were false and misleading when made because Defendants knew, but did not fully and clearly disclose, that the projected EBITDA and revenue figures depended materially on non - recurring, unrealized, contingent, and speculative components that did not reflect RockawayX’s recurring operating profitability . 40. III. Defendants’ Knowledge and Intent. 41. Defendants possessed access to RockawayX’s internal accounting records, operating results, financial data, projections, and revenue - recognition practices. 42 . Defendants knew, or recklessly disregarded, that Brera would rely on the financial information they provided in determining whether to pursue the proposed acquisition . 11

43. Defendants further knew that Brera was a Nasdaq - listed public company and that the proposed transaction would become part of Brera’s public market narrative and investor strategy. 44. Defendants knew that Brera would incur substantial costs and devote significant corporate resources in reliance on the financial information Defendants provided. 45. Defendants nevertheless continued advancing misleading financial narratives throughout the transaction and diligence process. 46. Defendants failed to fully and clearly disclose the extent to which RockawayX’s purported profitability profile depended on speculative future growth assumptions, contingent carry - related economics, projected , unrealized items, and adjustment - based financial metrics . 47. Defendants further failed to disclose that the existing RockawayX business was not generating stable recurring operational profitability remotely consistent with the financial profile Defendants used to market the transaction . IV . Brera’s Reliance . 48. Because Brera is a Nasdaq - listed public company, Defendants knew that Brera’s board, shareholders, investors, auditors, financing counterparties, and public disclosures would necessarily rely upon the integrity and accuracy of the 12

13 EBITDA, profitability, and financial metrics Defendants presented during the transaction process . 49. In reliance on Defendants’ financial presentations and representations, Brera devoted substantial resources to the proposed transaction, including executive time, board involvement, legal expenses, accounting expenses, financial advisory fees, diligence costs, investor engagement, financing discussions, SEC and public - company disclosure efforts, strategic planning, and integration analysis . 50. Brera also publicly associated itself with RockawayX and incorporated the proposed transaction into Brera’s public - company strategy and market narrative . 51. Brera introduced RockawayX and its principals to investors, financing sources, strategic partners, and commercial counterparties . 52. Brera further evaluated substantial governance changes, executive leadership restructuring, shareholder dilution, and long - term strategic integration based on the financial condition Defendants represented . 53. Had Defendants accurately disclosed RockawayX’s actual financial condition, actual EBITDA profile, dependence on speculative future assumptions, and reliance on contingent or adjustment - based profitability metrics, Brera would not have pursued the proposed transaction on the terms contemplated, or at all .

14 V. Resulting Harm. 54. The collapse of the transaction after the financial premise proved unsupportable caused substantial harm to Brera . 55. Defendants’ conduct damaged Brera’s credibility with investors, financing sources, shareholders, strategic partners, and commercial counterparties . 56. Brera suffered substantial transaction expenses, advisor fees, accounting expenses, diligence costs, financing disruption, SEC and public - company disclosure costs, management and board disruption, lost investor and financing opportunities, reputational injury, market harm, shareholder - related damages, and stock - price - related harm . 57. Brera has suffered damages in an amount to be proven at trial, but presently believed to exceed millions of dollars . 58. Defendants’ conduct was intentional, reckless, fraudulent, or otherwise actionable under applicable law . COUNT I Fraud (Against Defendants RockawayX, RockawayX Holding, and Viktor Fischer) 59. Brera repeats and realleges the foregoing allegations as though fully set forth herein . 60. RockawayX, RockawayX Holding, and Fischer made numerous material misrepresentations to Brera in order to induce Brera to pursue and enter into the proposed transaction involving the acquisition of RockawayX, including representations concerning RockawayX’s financial condition, profitability, projected revenues, EBITDA, operating performance, scalability, and growth prospects . 61 . RockawayX, RockawayX Holding, and Fischer’s material misrepresentations included, among other things, representations made in financial presentations, management materials, diligence materials, investor presentations, transaction discussions, and related communications, including representations : a . that RockawayX was projected to generate ; b. that RockawayX possessed a stable, scalable, and highly profitable operating business capable of supporting the approximately proposed transaction valuation; c. that RockawayX’s projected profitability reflected recurring operational performance rather than speculative future assumptions and contingent or adjustment - based economics; d. that were positioned to generate substantial near - term profitability and revenue growth; and 15

e. that RockawayX’s financial profile and growth trajectory justified the substantial equity consideration, governance rights, dilution, and executive integration contemplated by the proposed transaction; 62. RockawayX, RockawayX Holding, and Fischer also omitted numerous material facts in connection with those statements, including failing to disclose: a. that substantial portions of RockawayX’s projected profitability depended on speculative future business initiatives, , unrealized valuation assumptions, contingent carry economics, anticipated protocol incentives, and management - defined adjustments; b. that material projected revenue streams had generated minimal historical revenues and depended on undeveloped or early - stage business lines; c. that portions of the financial metrics and valuation materials provided to Brera were illustrative, management - generated, and subject to material variation from audited results; and d. that RockawayX’s actual recurring operational profitability was materially weaker than the profitability profile Defendants presented to Brera during the transaction process. 16

17 63. RockawayX, RockawayX Holding, and Fischer knew, or at minimum recklessly disregarded, that their representations and omissions were false and misleading . RockawayX and RockawayX Holding possessed superior access to RockawayX’s internal financial information, accounting records, operating results, projections, and underlying assumptions and knew that Brera was relying on RockawayX, RockawayX Holding, and Fischer’s financial representations in evaluating the proposed transaction and had no good faith basis to make those financial representations to Brera . 64. At the time RockawayX, RockawayX Holding, and Fischer made these representations, RockawayX, RockawayX Holding, and Fischer knew that the projected profitability and valuation narrative presented to Brera depended heavily on speculative assumptions, contingent economics, unrealized valuations, and aggressive forward - looking projections that did not accurately reflect RockawayX’s actual recurring operating performance . 65. RockawayX, RockawayX Holding, and Fischer made these misrepresentations and omissions with the intent to induce Brera to pursue the proposed acquisition transaction, publicly announce the transaction, devote substantial resources to the transaction process, and agree to the substantial equity issuance, governance changes, and related transaction terms contemplated by the parties .

18 66. Brera reasonably relied on RockawayX, RockawayX Holding, and Fischer’s misrepresentations and omissions in pursuing the proposed transaction, conducting diligence, publicly associating itself with RockawayX, engaging advisors and financing sources, and devoting substantial corporate resources to the transaction process . 67. Had Brera known the truth concerning RockawayX’s actual financial condition, actual recurring operational profitability, and the speculative and contingent nature of the financial projections and valuation assumptions presented by RockawayX, RockawayX Holding, and Fischer, Brera would not have pursued the proposed transaction on the terms contemplated, or at all . 68. As a direct and proximate result of RockawayX, RockawayX Holding, and Fischer’s fraudulent inducement, Brera suffered damages in an amount to be proven at trial, including transaction expenses, diligence costs, advisory fees, financing - related harm, reputational injury, market harm, and other damages . COUNT II Intentional Interference with Prospective Economic Relationships (Against Defendants RockawayX, RockawayX Holding, and Viktor Fischer) 69. Brera repeats and realleges the foregoing allegations. 70. At the time of Defendants’ misconduct, Brera had existing and reasonably probable prospective business relationships and economic opportunities with investors, financing sources, strategic partners, and commercial counterparties

19 relating to Brera’s financing efforts, strategic growth initiatives, and the proposed RockawayX transaction . 71. Brera had reasonably probable financing and investor opportunities, which had engaged with Brera concerning financing or strategic support for the RockawayX transaction before the financial premise of the transaction collapsed . 72. These business opportunities were concrete and non - speculative . Brera was actively engaged in ongoing discussions, financing efforts, investor communications, and strategic initiatives with existing and prospective counterparties during the transaction process . 73. Defendants knew of these prospective business opportunities because Brera introduced Defendants and the acquisition to financing sources and market participants and publicly associated the proposed transaction with Brera’s corporate strategy and growth plans . 74. While Brera was tied up on the RockawayX transaction, the financial source for the company declined to proceed, materially delayed financing discussions, or demanded materially worse terms . 75. Defendants intentionally and improperly interfered with those opportunities by providing materially false and misleading financial information concerning RockawayX’s financial condition, projected profitability, and operating performance, while inducing Brera to communicate and rely upon those

20 representations in connection with its financing efforts, investor relations, and strategic initiatives . 76. Defendants’ conduct was wrongful and improper because it involved fraudulent, deceptive, misleading, and bad faith conduct rather than lawful competition or legitimate business activity . 77. As a direct and proximate result of Defendants’ conduct, Brera suffered disruption of prospective business relationships and opportunities, including lost financing opportunities, reputational harm, diminished investor confidence, and related economic damages . 78. Brera has suffered damages in an amount to be proven at trial . COUNT III Unjust Enrichment (Against Defendants RockawayX, RockawayX Holding, and Viktor Fischer) 79. Brera repeats and realleges the foregoing allegations. 80. In the alternative to Brera’s foregoing claims, and to the extent no enforceable contract provides an adequate remedy for the benefits conferred, Defendants were unjustly enriched at Brera’s expense. 81. Brera provided benefits to Defendants in connection with the proposed transaction, including, but not limited to:

21 a. enhanced market exposure through Brera’s public association with RockawayX and incorporation of the proposed transaction into Brera’s public - company strategy and market narrative; b. access to investors through introductions to Brera’s investors, financing sources, strategic partners, and commercial counterparties; and c. business credibility through Brera’s incorporation of the proposed transaction into Brera’s public - company strategy and market narrative. 82. Brera did not gratuitously provide such benefits to Defendants, as the benefits were premised on Brera’s understanding that RockawayX was a highly - profitable digital - assets business worthy of a transaction structure involving up to 87 , 155 , 917 Brera shares, substantial shareholder dilution, board representation, executive leadership positions, and significant integration and governance consequences . 83. Defendants were aware that Brera conferred these benefits upon them and nevertheless continued to advance materially misleading financial representations and omissions, as detailed above, throughout the transaction and diligence process. 84. Brera was impoverished by devoting substantial corporate resources, investor access, market credibility, public - company association, and transaction support to Defendants based on Defendants’ misleading financial narrative. There

22 is a direct relationship between Brera’s impoverishment and Defendants’ enrichment because Defendants received those benefits only through Brera’s pursuit and public promotion of the proposed transaction. Defendants’ retention of those benefits without restitution would be unjust. 85. As such, it would be inequitable for Defendants to retain these benefits without compensating Brera. [ Remainder of Page Intentionally Blank ]

23 WHEREFORE, Brera respectfully requests that this Court: (i) enter judgment in Brera’s favor and award Brera actual, compensatory, consequential, rescissory, punitive, incidental, and restitutionary damages in an amount to be proven at trial plus pre - and post - judgment interest; (ii) award Brera its costs, expenses, and attorneys’ fees incurred in connection with this action; and (iii) grant such other and further relief to Brera as this Court may deem just and appropriate. Date: May 29, 2026 OF COUNSEL: PAUL HASTINGS LLP D. Scott Carlton ( pro hac vice forthcoming) Nicole Lueddeke ( pro hac vice forthcoming) 515 South Flower Street, 25th Fl. Los Angeles, CA 90071 (213) 683 - 6000 scottcarlton@paulhastings.com nicolelueddeke@paulhastings.com MELUNEY ALLEMAN & SPENCE, LLC /s/ William M. Alleman, Jr. William M. Alleman, Jr. (#5449) 1143 Savannah Rd., Suite 3 - A Lewes, DE 19958 (302) 551 - 6740 bill.alleman@maslawde.com Counsel to Brera Holdings PLC

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